Exhibit 8.4

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

FILE: 64268.14

March 15, 2006

Fieldstone Mortgage Investment Corporation
11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044

Ladies and Gentlemen:

          We have acted as counsel to Fieldstone Mortgage Investment Corporation, a Maryland corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of mortgage-backed notes (“Notes”) or mortgage-backed certificates (the “Certificates”), issuable in one or more series by separate trusts (each, a “Trust”) to be established by the Company. Each series of Notes will be issued pursuant to a form of Indenture between an owner trust to be named therein and an indenture trustee to be named therein (an “Indenture”).

          We have reviewed the originals or copies of (i) the Indenture, including the forms of the Notes annexed thereto, (ii) the form of transfer and servicing agreement (the “Transfer and Servicing Agreement”) among the Trust, as issuer, the Company, the trust administrator and master servicer, the servicer, the indenture trustee and the subservicer, (iii) the Registration Statement, the prospectus and the related prospectus supplement included therein; and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          Based on the foregoing, we adopt and confirm that the legal conclusions contained in the Registration Statement under the caption “Federal Income Tax Considerations” are our opinion as to the material federal income tax considerations associated with the purchase, ownership and disposition of the Notes. In arriving at the opinion expressed above, we have assumed that the Indenture will be duly authorized by all necessary corporate action on the part of the parties thereto for such series of Notes and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Notes will be duly executed and delivered in substantially the forms set forth in the related Indenture filed or incorporated by reference as an

Fieldstone Mortgage Investment Corporation
March 15, 2006

exhibit to the Registration Statement, that each series of Notes will be sold as described in the Registration Statement, and that the parties to the transactions involving the issuance of each series of Notes will comply (without waiver) with all of the provisions of the related Indenture and the other documents prepared and executed in connection with such transactions.

          In arriving at the opinion expressed above, we have assumed that the Indenture, Transfer and Servicing Agreement and any other document prepared and executed in connection with such transactions will be duly authorized by all necessary corporate action on the part of the parties thereto for such series of Notes and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Notes will be duly executed and delivered in substantially the forms set forth in the related Indenture filed or incorporated by reference as an exhibit to the Registration Statement, and that each series of Notes will be sold as described in the Registration Statement.

          You should be aware that the above opinions represent our conclusions as to the application of existing law to the transaction described above. Our opinion with respect to tax matters is limited to the federal income tax laws of the United States, including without limitation the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the caption “Federal Income Tax Consequences” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

          No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Notes under the laws of any state.

                     Very truly yours,

                                      /s/ Hunton & Williams LLP

04659/01112/03352/08515

[H&W Tax Opinion re: Notes]